Exhibit 10.6

Unit 15.01 & Unit 15.02, Level 15, Mercu 3 KL Eco City, Jalan Bangsar, 59200 Kuala Lumpur www.fundingsocieties.com.my | Website info@fundingsocieties.com.my | Email

PRIVATE & CONFIDENTIAL

Our Ref.	: MBIBMY-2506000077
Date	: 17 June 2025

3KNIGHTS DYNAMICS SDN. BHD. (202101028283)

NO. 19-2 THE BOULEVARD MID VALLEY CITY

LINGKARAN SYED PUTRA

59200 KUALA LUMPUR

WILAYAH PERSEKUTUAN KUALA LUMPUR

To whom it may concern,

RE        :                        Note Issuance Islamic (MF-i) Facility Offer

We refer to your application for the above facility. We are pleased to inform you that Modalku Ventures Sdn Bhd (“Funding Societies”) is prepared to provide you with the following facility under the principles of Commodity Murabahah (via Tawarruq) (“Facility”) subject to our terms & conditions (available on www.fundingsocieties.com.my) and the terms set forth herein (“Letter of Offer”).

COMMERCIAL TERMS OF THE FACILITY

Facility Amount	:	(a) Facility	:	RM 200,000.00
		(b) Drawdown Fee (financed)	:	RM 10,000.00
		(c) Guarantee Fee[1] (financed)	:	RM 10,000.00
		Total Facility Amount (a + b + c)	:	RM 220,000.00

Purpose	:	1.	In respect of the Facility portion stated in column (a) above, the purpose is to finance the working capital of the Issuer.
		2.	In respect of the Drawdown Fee and the Guarantee Fee portion stated in column (b) and column (c) above, the purpose is to finance the Drawdown Fee and the Guarantee Fee owed by the Issuer to Funding Societies.

Credit Period	:		18 month(s) from the Disbursement Date.

Ceiling Profit Rate	:		1.50% per month[2] calculated on flat rate basis on the Utilised Amount[3].

1 Guarantee Fee is a fee payable to FS Capital Sdn Bhd (Company No. 201631787R) or jointly with Credit Guarantee Corporation Malaysia Berhad which is chargeable to the Issuer for the Guaranteed Investment Note product. The Guarantee may be provided by FS Capital Sdn Bhd, or jointly with Credit Guarantee Corporation Malaysia Berhad (subject to approval by Credit Guarantee Corporation Malaysia Berhad upon meeting their eligibility criteria and credit assessment). The Guarantee Fee shall be collected by Modalku Ventures Sdn Bhd for and on behalf of FS Capital Sdn Bhd or jointly with Credit Guarantee Corporation Malaysia Berhad upon disbursement.

2 Per month is calculated on the basis of a 30-day month.

3 Utilised Amount means the funds raised in successful Funding Exercise which shall be equally referred to as Utilisation Purchase Price which will be disbursed to the Issuer under the Facility, which shall be up to the Facility Amount.

Unit 15.01 & Unit 15.02, Level 15, Mercu 3 KL Eco City, Jalan Bangsar, 59200 Kuala Lumpur www.fundingsocieties.com.my | Website info@fundingsocieties.com.my | Email

Effective Profit Rate	:

1% per month calculated on flat rate basis on the Utilised Amount in the event the Payment Amount is paid within 30 days after the expiry of the Due Date[4].

1.50% per month calculated on flat rate basis on the Utilised Amount in the event the Payment Amount is paid 30 days after the expiry of Due Date.

Late Payment Charges	:

For any default in payments on the Due Date of instalments or scheduled payments from the disbursement of the Facility until the Maturity Date[5], 10.00% per annum charged on the overdue instalments/payments.

For any default in payments that are overdue beyond the Maturity Date or upon judgement, whichever is earlier, 10.00% per annum charged on the outstanding instalments/payments.

Drawdown Fee	:	5.00% of Facility portion stated in column (a) above, which is financed under the Facility Amount in column (b) above or otherwise will be set-off against the Utilised Amount to be disbursed.

Guarantee Fee	:	5.00% of Facility portion stated in column (a) above, which is financed under the Facility Amount in column (c) above or otherwise will be set-off against the Utilised Amount to be disbursed.

Retention Fee	:	0.00% of Facility portion stated in column (a) above (deducted upon disbursement). Amount to be refunded upon successful payment of financing obligations.

Brokerage Fee	:	Not applicable.

Stamping Fee	:

To be borne by 3KNIGHTS DYNAMICS SDN. BHD..

The stamp duty may be exempted for Issuer classified as Micro Enterprise or Small & Medium Enterprises under section 2A of the Small and Medium Industries Development Corporation Act 1995 [Act 539], subject to the endorsement by the Inland Revenue Board of Malaysia (IRB). If the endorsement is rejected by IRB, the applicable stamp duty shall be borne by the Issuer. A processing fee of RM 10.00 imposed by IRB shall be borne by Issuer.

Records Request / Confirmation Fee	:	RM 100.00 per copy[6].

Variation Fee	:	At least RM 300.00 per variation[7], waived at the discretion of Funding Societies.

4 Due Date means the respective due date for the Issuer to make or cause to make payments towards the Facility.

5 Maturity Date means expiry of the Credit Period, also referred to as expiry of the Murabahah Period.

6 Chargeable upon any request made including but not limited to audit confirmation, finance/security documents, settlement letter, reference letter and/or confirmation letter.

7 Chargeable upon any amendment or variation to the letter of offer or agreements.

Unit 15.01 & Unit 15.02, Level 15, Mercu 3 KL Eco City, Jalan Bangsar, 59200 Kuala Lumpur www.fundingsocieties.com.my | Website info@fundingsocieties.com.my | Email

Payment Structure	:	Kindly Refer to Appendix A.

Security/Guarantee	:	A Guarantee and Indemnity of the punctual and complete performance of this Facility by: -

Name	NRIC / Passport No. / Registration No.
CHU HOON WENG	860130296269
LIM SEOW LEONG	860827435273

Pre-Disbursement : 1. Condition	:	1.	Successful activation of Direct Debit mandate for deduction of monthly payment to Funding Societies’ payment account as stated below. In the event the direct debit mandate cannot be activated due to no fault of yours and due to reasons deemed acceptable by Funding Societies, you are to submit post-dated cheque(s) for the monthly payment in accordance with Appendix A.

Account Name	:	MALAYSIAN TRUSTEES BHD- MODALKU VENTURES SDN BHD
Bank Name	:	RHB ISLAMIC BANK BERHAD
Account No.	:	26431700059780

		2.	Nil

Post-Disbursement Condition	:	1.	Nil

Special Condition	:	1.	In respect of the Facility portion stated in column (a), the Facility (less any Fees & Charges due and payable to Funding Societies) shall be disbursed to the Issuer’s account as stated below:

Facility	:	RM 200,000.00
Account Name	:	3KNIGHTS DYNAMICS SDN. BHD.
Bank Name	:	UNITED OVERSEAS BANK (MALAYSIA) BHD.
Account No.	:	2233062199

2.	In respect of the portion to finance the Drawdown Fee and Guarantee Fee portion owed by the Issuer to Funding Societies stated in column (b) and column (c) or otherwise being set-off against the Utilised Amount to be disbursed, the Drawdown Fee and Guarantee Fee shall be disbursed to Funding Societies’ account as stated below:

Drawdown Fee	:	RM 10,000.00
Guarantee Fee	:	RM 10,000.00
Account Name	:	MODALKU VENTURES SDN BHD
Bank Name	:	RHB BANK BERHAD
Account No.	:	21412900281661

3.	Nil

Unit 15.01 & Unit 15.02, Level 15, Mercu 3 KL Eco City, Jalan Bangsar, 59200 Kuala Lumpur www.fundingsocieties.com.my | Website info@fundingsocieties.com.my | Email

Please note that the terms and conditions in this Letter of Offer are in addition to those stipulated in the Note Issuance Islamic (MF-i) Facility Agreement cum Guarantee.

1.	Any financial obligations which remain outstanding after the Due Date must be paid by your company / business / partnership absolutely.

2.	You hereby undertake and agree not to perform change in control, ownership, shareholders, directors or corporate structure and/or undertake a scheme of reconstruction or merger, which would affect your business, assets and/or condition throughout the period of the Facility without prior written consent of Funding Societies.

3.	Funding Societies reserves the right to conduct an audit on your financial records, if necessary.

4.	Funding Societies may at any time, subject to the provision of Shariah, upon giving notice to you, vary or amend any terms or conditions in Letter of Offer or Note Issuance Islamic (MF-i) Facility Agreement cum Guarantee with effect from the date specified in the said notice or supplemental Letter of Offer or supplemental Note Issuance Islamic (MF-i) Facility Agreement cum Guarantee.

5.	That the Terms and Conditions of this Letter of Offer and the specific references and terms must be read together with all the provisions of the Note Issuance Islamic (MF-i) Facility Agreement cum Guarantee which will be executed as a result of the acceptance of this Letter of Offer.

Please note that your acceptance of this Letter of Offer does not guarantee the availability of this Facility or the disbursement of financing to you. The availability and disbursement of this Facility is subject to the completion and fulfilment of any legal documentation, obligations, note issuance agreement, compliance of our standard Terms and Conditions and the successful completion of the Funding Exercise8.

This offer will lapse after 3 business days from the date of this Letter of Offer9. Please indicate your acceptance to this Letter of Offer and the Terms and Conditions set out on Funding Societies’ website by executing this Letter of Offer in the specified signing page. By executing this Letter of Offer, you agree that you are signing as an authorised signatory for and on behalf of Issuer.

Again, we are pleased that you have chosen to apply to us and we look forward to hearing from you. Please feel free to contact us at ops-my@fundingsocieties.com for any questions.

[This is an auto-generated Letter of Offer. No signature is required on the part of Funding Societies]

8 Funding Exercise means the act of funding for the Facility on Funding Societies Platform.
9 The offer period may be extended up to 30 calendar days from the date of this Letter of Offer subject to Funding Societies’ approval, at its sole discretion.

Unit 15.01 & Unit 15.02, Level 15, Mercu 3 KL Eco City, Jalan Bangsar, 59200 Kuala Lumpur www.fundingsocieties.com.my | Website info@fundingsocieties.com.my | Email

ISSUER

Signed by the authorised signatory(ies) named below for and on behalf of 3KNIGHTS DYNAMICS SDN. BHD. on the signing page:

Name	NRIC/Passport No.	Designation*
CHU HOON WENG	860130296269	DIRECTOR / PARTNER / SOLE PROPRIETOR
LIM SEOW LEONG	860827435273	DIRECTOR / PARTNER / SOLE PROPRIETOR

* wherever applicable

This signing block lists and identifies all directors/partners of the Issuer. Failure to fill or empty signature slot shall constitute a waiver of signature on this specific document. The Issuer hereby acknowledge and agrees to indemnify Funding Societies against any claims and liabilities arising from unauthorised signatures.

Unit 15.01 & Unit 15.02, Level 15, Mercu 3 KL Eco City, Jalan Bangsar, 59200 Kuala Lumpur www.fundingsocieties.com.my | Website info@fundingsocieties.com.my | Email

APPENDIX A

For your reference, below is the projected payment schedule for the Facility Offer.

Funding Societies	Funding Summary
FS BOLT – MF-i for 3KNIGHTS DYNAMICS SDN. BHD.	Facility Amount (Facility + Drawdown Fee and Guarantee Fee (financed))	RM 220,000.00
	Disbursement Amount to Issuer	RM 200,000.00
	Ceiling Profit Rate per month	1.50%
	Effective Profit Rate per month	1%
	Credit Period (months)	18
	Total Payment	RM 259,600.00

Payment Schedule

* For Illustration Purpose Only The document is for illustrative purposes only, the overall effective profit may differ from this statement due to changes in actual payment

No.	Payment	Principal	Profit	Balance
0				RM 259,600.00
1	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 245,177.78
2	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 230,755.56
3	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 216,333.34
4	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 201,911.12
5	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 187,488.90
6	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 173,066.68
7	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 158,644.46
8	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 144,222.24
9	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 129,800.02
10	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 115,377.80
11	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 100,955.58
12	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 86,533.36
13	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 72,111.14
14	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 57,688.92
15	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 43,266.70
16	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 28,844.48
17	RM 14,422.22	RM 12,222.22	RM 2,200.00	RM 14,422.26
18	RM 14,422.26	RM 12,222.26	RM 2,200.00	RM 0.00
Total	RM 259,600.00	RM 220,000.00	RM 39,600.00	RM 0.00

* Please note that the Payment Structure of the Facility is subjected to changes depending on the disbursed Utilised Amount, Disbursement Date and/or any other relevant factors and in any event, the final Payment Structure will be reflected in the Investment Note Certificate as provided in the Note Issuance Islamic (MF-i) Facility Agreement cum Guarantee.

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